SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

April 26, 2006

ARIEL WAY, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	0-50051	65-0983277
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

8000 Towers Crescent Drive, Suite 1220 Vienna, VA 22182
(Address of principal executive offices) (Zip Code)

(703) 918-2430
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As of April 24, 2006, the Company has determined that it will not be able to continue its relationship with Ms. Voula Kanellias as its Chief Financial Officer. Ms. Kanellias had previously informed the company of her departure; however she had left open the possibility of continuing her relationship with the Company.

Item 8.01 Other Events.

The Company’s subsidiary, dbsXmedia, Inc. a technology and services provider for secure global communications solutions, has entered into a three year contract, which commenced on July 1, 2005, with Avnet, Inc. to provide business television network infrastructure and technology to allow migration to IP services over time. The new contract allows Avnet to distribute traditional corporate communications and newer IP programming to its global network of offices utilizing dbsXmedia’s satellite, wireless and terrestrial network capabilities. Although the contract is based on utilization and has no fixed minimum or maximum amounts, the Company believes the minimum revenues to be derived from the Contract over its three year term to be $275,000.

On April 21, 2006, the Company’s subsidiary dbsXmedia, Inc. received a letter with a Notice of Default pursuant to Teleport Service Agreement dated 21 April 2005 between dbsXmedia. Inc. ("dbsXmedia”) and Loral Skynet Network Services, Inc. ("Skynet") stating that: dbsXmedia is currently in arrears with regard to payment for services rendered pursuant to the Agreement with Skynet in the amount of $540,112.50 (the "Current Outstanding Debt"). dbsXmedias failure to pay the Current Outstanding Debt constitutes a material default under Section 3(b) of the Agreement. The letter shall serve as written notice of payment past due and notice of a material default of the Agreement. Skynet demands that dbsxmedia effect immediate payment of the full mount of the Current Outstanding Debt. If dbsXmedia fails to pay the Current Outstanding Debt within three (3) business days of the date hereof, i.e, 5:00 P.M., EDT, Wednesday, 26 April, 2006, Skynet shall have the right to terminate the Agreement upon delivery of written notice. In such event, Skynet shall avail itself of all remedies to which it is entitled, including, but not limited to, the assessment and collection of termination charges pursuant to Section 3 (Term and Termination) of the Agreement. Moreover, by delivery of the notice and any action taken in connection herewith, Skynet does not waive its rights and remedies under the Agreement and any other agreements to which dbsXmedia and Skynet are parties, including without limitation the right to collect amounts owed by dbsXmedia to Skynet in addition to the amount set forth above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARIEL WAY, INC.

By:	/s/ Arne Dunhem
Name: Arne Dunhem
Title: President and Chief Executive Officer
Date: April 26, 2006